As filed with the Securities and Exchange Commission on June 15, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANADIAN IMPERIAL BANK OF COMMERCE

(Exact name of Registrant as specified in its charter)

Canada	13-1942440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Commerce Court Toronto, Ontario, Canada M5L 1A2 (416) 980-3096 (Address and telephone number of Registrant’s principal executive offices)

Achilles M. Perry

Vice President and General Counsel – Capital Markets (U.S., Europe, Asia)

Canadian Imperial Bank of Commerce
425 Lexington Avenue – 3rd Floor

New York, New York, 10017

(212) 667 8316

(Name, address and telephone number of agent for service in the United States)

Please send copies of all communications to:
Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois U.S.A., 60606 (312) 701-7100	Stacy McLean Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000, Commerce Court West Toronto, Ontario, Canada M5L 1A9 (416) 863-2400

Approximate date of commencement of proposed sale to the public: At such time or times on or after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price (3) (4)	Amount of Registration Fee (1) (2)
Senior debt securities	U.S. $10,000,000,000	100%	U.S. $10,000,000,000	U.S. $939,848.12

(1)	Pursuant to Rule 415(a)(6) under the Securities Act, the U.S. $10,000,000,000 of securities covered by this Registration Statement includes U.S. $1,385,443,404.40 aggregate principal amount or offering price of the Registrant’s senior debt securities that were unsold as of June 15, 2021 (the “Unsold Securities”) that were previously registered by the Registrant on the Registration Statement on Form F-3 under the Securities Act (File No. 333-233663) filed on September 6, 2019, as amended by Amendment No. 1 thereto filed on December 16, 2019 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, U.S. $179,830.55 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. In accordance with Rule 415(a)(5), the Registrant may continue to offer and sell the securities covered by the Prior Registration Statement until the effective date of this Registration Statement. The Registrant will identify in a pre-effective amendment to this Registration Statement the amount of its senior debt securities covered by the Prior Registration Statement that were sold between June 15, 2021 and the effective date of this Registration Statement and any filing fee paid in connection with such securities in accordance with Rule 415(a)(6), and will pay any additional filing fee in connection with such securities to cover the full amount of new securities to be registered.

(2)	This Registration Statement also includes an indeterminate amount of securities of the class specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a) OF THE ACT, MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 15, 2021

CANADIAN IMPERIAL BANK OF COMMERCE

Senior Debt Securities

up to an aggregate initial offering price of U.S. $10,000,000,000 or the equivalent thereof in other currencies.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will give you the specific prices and other terms of the securities we are offering in supplements to this prospectus. You should read this prospectus and the applicable supplement(s) carefully before you invest. We may sell the securities to or through one or more underwriters, dealers or agents. The names of the underwriters, dealers or agents will be set forth in supplements to this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. See “Material Income Tax Consequences” for a discussion of the material U.S. and Canadian federal income tax consequences of acquiring, holding and disposing of the securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Canadian Imperial Bank of Commerce (“CIBC”) is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement on Form F-3, of which this prospectus forms a part, may be residents of Canada, and that all or a substantial portion of the assets of CIBC and such persons may be located outside of the United States. See “Limitations on Enforcement of U.S. Laws Against CIBC, Its Management and Others” on page 35.

The securities described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”) or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

Securities that are bail-inable debt securities (as defined herein) are subject to conversion in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of CIBC or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities.

Investing in the securities described herein involves a number of risks. See “Risk Factors” on page 1.

We may use this prospectus in the initial sale of the securities described herein. In addition, we or our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is        , 2021

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In this prospectus, unless the context otherwise indicates, “CIBC,” “we,” “us” or “our” means Canadian Imperial Bank of Commerce and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements, together with one or more pricing supplements and/or other types of offering documents or supplements (together referred to herein as a “prospectus supplement”) containing specific information about the terms of the securities being offered thereunder. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement, which information shall modify or supersede any inconsistent information in the prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Available Information” on page iii.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of the underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are incorporated by reference herein, contains forward-looking statements within the meaning of certain securities laws. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements made about the operations, business lines, financial condition, risk management, priorities, targets, ongoing objectives, strategies, the regulatory environment in which we operate and outlook of CIBC for calendar year 2021 and subsequent periods. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “target,” “objective” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” By their nature, these statements require CIBC to make assumptions and are subject to inherent risks and uncertainties that may be general or specific. Given the continuing impact of the coronavirus (COVID-19) pandemic on the global economy, financial markets, and our business, results of operations, reputation and financial condition and continued pressure on oil prices, there is inherently more uncertainty associated with our assumptions as compared to prior periods. A variety of factors, many of which are beyond CIBC’s control, affect the operations, performance and results of CIBC, and could cause actual results to differ materially from the expectations expressed in any of CIBC’s forward-looking statements. These factors include:

•	the occurrence, continuance or intensification of public health emergencies, such as the COVID-19 pandemic, and any related government policies and actions;

•	credit, market, liquidity, strategic, insurance, operational, reputation, conduct and legal, regulatory and environmental risk;

•	currency value and interest rate fluctuations, including as a result of market and oil price volatility;

•	the effectiveness and adequacy of our risk management and valuation models and processes;

•	legislative or regulatory developments in the jurisdictions where we operate, including the Organisation for Economic Co-operation and Development Common Reporting Standard, and regulatory reforms in the United Kingdom and Europe, the Basel Committee on Banking Supervision’s global standards for capital and liquidity reform, and those relating to bank recapitalization legislation and the payments system in Canada;

•	amendments to, and interpretations of, risk-based capital guidelines and reporting instructions, and interest rate and liquidity regulatory guidance;

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•	the resolution of legal and regulatory proceedings and related matters;

•	the effect of changes to accounting standards, rules and interpretations;

•	changes in our estimates of reserves and allowances;

•	changes in tax laws;

•	changes to our credit ratings;

•	political conditions and developments, including changes relating to economic or trade matters;

•	the possible effect on our business of international conflicts and terrorism;

•	natural disasters, disruptions to public infrastructure and other catastrophic events;

•	reliance on third parties to provide components of our business infrastructure;

•	potential disruptions to our information technology systems and services;

•	increasing cyber security risks which may include theft or disclosure of assets, unauthorized access to sensitive information, or operational disruption;

•	social media risk;

•	losses incurred as a result of internal or external fraud;

•	anti-money laundering;

•	the accuracy and completeness of information provided to us concerning clients and counterparties;

•	the failure of third parties to comply with their obligations to us and our affiliates or associates;

•	intensifying competition from established competitors and new entrants in the financial services industry including through internet and mobile banking;

•	technological change;

•	global capital market activity;

•	changes in monetary and economic policy;

•	general business and economic conditions worldwide, as well as in Canada, the United States and other countries where we have operations, including increasing Canadian household debt levels and global credit risks;

•	our success in developing and introducing new products and services, expanding existing distribution channels, developing new distribution channels and realizing increased revenue from these channels;

•	changes in client spending and saving habits;

•	our ability to attract and retain key employees and executives;

•	our ability to successfully execute our strategies and complete and integrate acquisitions and joint ventures;

•	the risk that expected benefits of an acquisition, merger or divestiture will not be realized within the expected time frame or at all; and

•	our ability to anticipate and manage the risks associated with these factors.

This list is not exhaustive of the factors that may affect any of CIBC’s forward-looking statements. Additional information about these factors can be found in the “Management’s discussion and analysis—Management of risk” section of our 2020 Annual Report (as defined below). These and other factors should be considered carefully and readers should not place undue reliance on CIBC’s forward-looking statements. See “Risk

Factors” in this prospectus and the documents incorporated by reference herein. Any forward-looking statements contained in this prospectus represent the views of management only as of the date hereof. CIBC does not undertake to update any forward-looking statement that is contained in this prospectus or the documents incorporated by reference in this prospectus except as required by law.

AVAILABLE INFORMATION

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, CIBC is subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). Under a multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, CIBC is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and CIBC’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. CIBC’s reports and other information filed with or furnished to the SEC are available, and reports and other information filed or furnished in the future with or to the SEC will be available, to the public over the Internet free of charge from the SEC’s EDGAR System (http://www.sec.gov). Information about CIBC is also available on our website at www.cibc.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

CIBC has filed with the SEC, under the Securities Act, a registration statement on Form F-3 with respect to the securities offered by this prospectus. This prospectus forms a part of that registration statement. This prospectus does not contain all of the information that is set forth in the registration statement; certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to an exhibit to the registration statement, if applicable, for a more complete description of the matter, each such statement being qualified in its entirety by such reference. For further information with respect to CIBC and the securities offered by this prospectus, reference is made to the registration statement and the exhibits thereto, which will be publicly available as described in the preceding paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

The following documents or information are incorporated by reference into this prospectus:

(i)	CIBC’s Annual Report on Form 40-F for the fiscal year ended October 31, 2020 filed on December 3, 2020 (the “2020 Annual Report”);

(ii)	CIBC’s Reports on Form 6-K filed on December 3, 2020 (accession numbers: 0001193125-20-308963 and 0001193125-20-308983);

(iii)	CIBC’s Reports on Form 6-K filed on February 25, 2021 (accession numbers: 0001193125-21-055699, 0001193125-21-055705, and 0001193125-21-055712);

(iv)	CIBC’s Report on Form 6-K filed on March 4, 2021 (accession number: 0001193125-21-069088); and

(v)	CIBC’s Reports on Form 6-K filed on May 27, 2021 (accession numbers: 0001193125-21-174298, 0001193125-21-174301, and 0001193125-21-174311).

In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we file to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference herein, at no cost, by writing or telephoning us at Canadian Imperial Bank of Commerce, Commerce Court, Toronto, Ontario, Canada, M5L 1G9, Attention: Investor Relations, telephone: 1-416-861-8870. All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC, which are or will be available from the SEC’s EDGAR System at www.sec.gov.

PRESENTATION OF FINANCIAL INFORMATION

CIBC prepares its consolidated financial statements, including comparative information, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Pursuant to SEC rules, CIBC is permitted to present its financial statements in accordance with IFRS without a reconciliation to U.S. GAAP.

CANADIAN IMPERIAL BANK OF COMMERCE

CIBC is a diversified financial institution governed by the Bank Act (Canada) (the “Bank Act”). CIBC’s registered and head office is located in Commerce Court, Toronto, Ontario, Canada, M5L 1A2, telephone: 1-416-980-3096. CIBC was formed in 1961 through the amalgamation of The Canadian Bank of Commerce (originally incorporated in 1858) and Imperial Bank of Canada (originally incorporated in 1875).

Additional information with respect to CIBC’s businesses is included in the documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference” in this prospectus.

RISK FACTORS

Investment in these securities is subject to various risks, including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution. Before deciding whether to invest in any senior debt securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the management’s discussion and analysis of financial condition and results of operations included in our 2020 Annual Report, including those summarized under “Forward-Looking Statements” on page i.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, the net proceeds from the sale of securities will be added to our general funds and will be used for general corporate purposes.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following describes the material terms of the senior debt securities. The senior debt securities will be issued under the indenture (the “Base Indenture”), dated as of September 15, 2012 between CIBC and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the first supplemental indenture thereto dated as of November 6, 2018 and the second supplemental indenture thereto dated as of December 16, 2019 (together with the Base Indenture, and as may be further amended or supplemented from time to time, the “indenture”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The specific terms applicable to a particular issuance of senior debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement. In this section, “CIBC,” “we,” “us” or “our” means Canadian Imperial Bank of Commerce, the issuer of the senior debt securities, and not its subsidiaries.

The following is a summary of the material terms and provisions of the indenture and the senior debt securities. You should refer to the indenture and the senior debt securities for complete information regarding the terms and provisions of the indenture and the senior debt securities. The indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and applicable Canadian trust indenture legislation.

Ranking

The senior debt securities will not be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a senior debt security, you are one of our unsecured creditors.

The senior debt securities will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. In addition, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the senior debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of senior debt securities should look only to our assets for payments on the senior debt securities.

The senior debt securities will not constitute deposits insured under the CDIC Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

General

We may issue as many distinct series of senior debt securities under the indenture as we wish. The provisions of the indenture allow us not only to issue senior debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series. We do not intend to re-open a previous issue of a series of debt securities where such re-opening would have the effect of making the relevant debt securities of such series subject to bail-in conversion (as defined below under “ — Special Provisions Related to Bail-inable Debt Securities”). We may issue senior debt securities in amounts that exceed the total amount specified on the cover of your applicable prospectus supplement at any time without your consent and without notifying you. In addition, we may issue additional senior debt securities of any series at any time without your consent and without notifying you. We may also issue other securities at any time without your consent and without notifying you. The indenture does not limit our ability to incur other indebtedness or to issue other securities, and we are not subject to financial or similar restrictions under the indenture.

 This section summarizes the material terms of the senior debt securities that are common to all series, subject to any modifications contained in an applicable prospectus supplement. Most of the specific terms of your series will be described in the applicable prospectus supplements accompanying this prospectus. The specific terms of your senior debt security as described in the applicable prospectus supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable prospectus supplements and this prospectus, the information in the most recent applicable prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your senior debt securities. Because this section is a summary, it does not describe every aspect of the senior debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture and the applicable series of senior debt securities, including definitions of certain terms used in the indenture and the applicable series of senior debt securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indenture or the applicable series of senior debt securities for the most complete description of what we describe in summary form in this prospectus.

We may issue the senior debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable prospectus supplement relating to the original issue discount securities will describe U.S. federal income tax considerations and other special considerations applicable to them. The senior debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in an applicable prospectus supplement relating to any of the particular senior debt securities. An applicable prospectus supplement relating to specific senior debt securities will also describe any special considerations and any material additional tax considerations applicable to such senior debt securities.

When we refer to a series of senior debt securities, we mean a series issued under the indenture pursuant to which the senior debt securities will be issued. Each series of senior debt securities is a single distinct series under the indenture pursuant to which they will be issued and we may issue senior debt securities of each series in such amounts, at such times and on such terms as we wish. The senior debt securities of each series may differ from one another, and from any other series, in their terms, but all senior debt securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued, except as described in the section “— Events of Default” below or the applicable prospectus supplements.

We may issue senior debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplements will describe the terms of any series of senior debt securities being offered, including:

•	the title of the series of senior debt securities;

•	any limit on the aggregate principal amount of the series of senior debt securities;

•	the person to whom interest on a senior debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of senior debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum, at which the series of senior debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where the principal of, premium, if any, and interest on the senior debt securities is payable;

•	any mandatory or optional sinking funds or similar provisions;

•	if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions or provisions for redemption at our option or the option of the holder, if any;

•	if applicable, the terms and conditions upon which the senior debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the senior debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	if other than denominations of US$1,000 and integral multiples of US$1,000 in excess thereof, the denominations in which the series of senior debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of senior debt securities;

•	if the currency of payment for principal, premium, if any, and interest on the series of senior debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	the terms, if any, on which any securities may or shall be converted into or exchanged at the option of CIBC or otherwise for shares or other securities of CIBC or another entity or other entities, into the cash value thereof or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such securities may or shall be so converted or exchanged;

•	the specific terms of any bail-inable debt securities;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and/or interest on the series of senior debt securities;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the series of senior debt securities if different from those described under “— Events of Default” below;

•	if the series of senior debt securities will be issuable only in the form of a global senior debt security, the depositary or its nominee with respect to the series of senior debt securities and the circumstances under which the global senior debt security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of senior debt securities.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell senior debt securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approvals, purchase senior debt securities in the open market or in private transactions to be held by us or cancelled.

If you purchase securities issued before September 23, 2018 in a market making transaction, those securities will not be bail-inable securities, even though the applicable pricing supplement may not specify that your securities are not bail-inable securities.

Covenants

Except as otherwise provided in an applicable prospectus supplement with respect to any series of senior debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor does it contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the senior debt securities upon a change in control or other events that may adversely affect the creditworthiness of the senior debt securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable prospectus supplement.

Mergers and Similar Events

The indenture provides that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity, or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•	When we merge, amalgamate, consolidate or otherwise are combined with, or acquired by, another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the senior debt securities issued thereunder.

•	The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would become an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were both disregarded.

•	We have delivered to the Trustee an officer’s certificate and opinion of counsel stating that the transaction (and any accompanying supplemental indenture) complies with the indenture and all conditions precedent have been complied with.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the consent of the holders of that series of debt securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•	any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•	any transaction that involves a change of control but in which we do not merge, amalgamate, consolidate or otherwise combine; and

•	any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of senior debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Senior Debt Securities

There are three types of changes we can make to the indenture and the senior debt securities issued under that indenture.

Changes Requiring Consent of Each Holder. First, there are changes that cannot be made to the indenture or the senior debt securities without the consent of each holder of a series of senior debt securities affected in any material respect by the change under the indenture. The following is a list of those types of changes:

•	change the stated maturity of the principal or reduce the interest on a senior debt security;

•	reduce any amounts due on a senior debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a senior debt security (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a senior debt security;

•	change the place of payment for a senior debt security;

•	impair a holder’s right to sue for payment;

•	impair a holder’s right to require repurchase on the original terms of those senior debt securities that provide a right of repurchase;

•	reduce the percentage of holders of senior debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of senior debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Consent. The second type of change to the indenture and the senior debt securities is the kind that requires the consent of holders of senior debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes, including any change or elimination of any provision of the indenture and any modification of any right of the noteholders, fall into this category. A smaller class of changes does not require a majority consent, including clarifying changes and certain other changes that would not adversely affect in any material respect holders of the senior debt securities. We may also obtain a waiver of a past default from the holders of senior debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the senior debt securities described above under “— Changes Requiring Consent of Each Holder” unless we obtain the individual consent of each holder of senior debt securities of the affected series to the waiver.

Changes Not Requiring Consent. The third type of change to the indenture and the senior debt securities does not require the consent by holders of senior debt securities. This type of change is limited to the issuance of new series of senior debt securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the senior debt securities of any series.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Bail-inable Debt Securities. Where an amendment, modification or other variance that can be made to the indenture or the bail-inable debt securities would affect the recognition of those bail-inable debt securities by the Superintendent of Financial Institutions (Canada) (the “Superintendent”) as TLAC (as defined below under “— Canadian Bank Resolution Powers”), that amendment, modification or variance will require the prior approval of the Superintendent.

Further Details Concerning Voting. When seeking consent, we will use the following rules to decide the principal amount to attribute to a senior debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the senior debt securities were accelerated to that date because of a default.

•	For senior debt securities whose principal amount is not known, we will use a special rule for that senior debt security described in the applicable prospectus supplement.

•	For senior debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Senior debt securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of those senior debt securities. Senior debt securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “— Defeasance — Full Defeasance” or if we or one of our affiliates is the beneficial owner of the senior debt securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding senior debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding senior debt securities of that series on the record date. We or the trustee as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the senior debt securities or request a waiver.

Special Provisions Related to Bail-inable Debt Securities

The indenture provides for certain provisions applicable to bail-inable debt securities. The prospectus supplement and, if applicable, the relevant pricing supplement will describe the specific terms of bail-inable debt securities we may issue and specify whether or not your debt security is a bail-inable debt security.

Subject to certain exceptions discussed under “― Canadian Bank Resolution Powers,” including for certain structured notes, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number, is subject to conversion in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of CIBC or any of its affiliates under the bail-in regime (as defined below under “— Canadian Bank Resolution Powers”), which we refer to as a “bail-in conversion.” We refer to debt securities that are subject to bail-in conversion as “bail-inable debt securities.”

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to (i) agree to be bound, in respect of the bail-inable debt securities, by the CDIC Act, including the conversion of the bail-inable debt securities, in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of CIBC or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable debt securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; (iii) have represented and warranted that CIBC has not directly or indirectly provided financing to the holder or beneficial owner of the bail-inable debt securities for the express purpose of investing in the bail-inable debt securities; and (iv) acknowledge and agree that the terms referred to in clauses (i) and (ii) above, are binding on that holder or beneficial owner despite any provisions in the indenture or the bail-inable debt securities, any other law that governs the bail-inable debt securities and any other agreement, arrangement or understanding between that holder or beneficial owner and CIBC with respect to the bail-inable debt securities.

Holders and beneficial owners of bail-inable debt securities will have no further rights in respect of their bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime, and by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to irrevocably consent to the converted portion of the principal amount of that debt security and any accrued and unpaid interest thereon being deemed paid in full by CIBC by the issuance of common shares of CIBC (or, if applicable, any of its affiliates) upon the occurrence of a bail-in conversion, which bail-in conversion will occur without any further action on the part of that holder or beneficial owner or the trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

Each holder or beneficial owner of a bail-inable debt security that acquires an interest in the bail-inable debt security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable debt securities related to the bail-in regime.

Trustee and Trustee’s Duties

The trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default. See “— Events of Default” below. However, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that the bail-in conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the trustee, for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that, upon a bail-in conversion, or other action pursuant to the bail-in regime with respect to bail-inable debt securities,

•	the trustee will not be required to take any further directions from holders of those bail-inable debt securities under Section 512 (Control by Holders) of the indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the debt securities to direct certain actions relating to the debt securities; and

•	the indenture will not impose any duties upon the trustee whatsoever with respect to a bail-in conversion or such other action pursuant to the bail-in regime.

Notwithstanding the foregoing, if, following the completion of a bail-in conversion, the relevant bail-inable debt securities remain outstanding (for example, if not all bail-inable debt securities are converted), then the trustee’s duties under the indenture will remain applicable with respect to those bail-inable debt securities following such completion to the extent that CIBC and the trustee will agree pursuant to a supplemental indenture or an amendment to the indenture; provided, however, that notwithstanding the bail-in conversion, there will at all times be a trustee for the bail-inable debt securities in accordance with the indenture, and the resignation and/or removal of the trustee, the appointment of a successor trustee and the rights of the trustee or any successor trustee will continue to be governed by the indenture, including to the extent no additional supplemental indenture or amendment to the indenture is agreed upon in the event the relevant bail-inable debt securities remain outstanding following the completion of the bail-in conversion.

DTC — Bail-in Conversion

Upon a bail-in conversion, we will provide a written notice to The Depository Trust Company (“DTC”) and the holders of bail-inable debt securities through DTC as soon as practicable regarding such bail-in conversion. CIBC will also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable debt security to take any and all necessary action, if required, to implement the bail-in conversion or other action pursuant to the bail-in regime with respect to the bail-inable debt security as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustee or the paying agent.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of senior debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of senior debt securities if we so specify in the applicable prospectus supplements. Any defeasance or covenant defeasance with respect to bail-inable debt securities that would result in CIBC not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline (as defined below under “—Canadian Bank Resolution Powers”) will be subject to the prior approval of the Superintendent.

Full Defeasance. If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the senior debt securities of a series, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the senior debt securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the amounts owned.

•	There must be a change in current U.S. federal income tax law or a United States Internal Revenue Service (“IRS”) ruling that lets us make the above deposit without causing the holders to be taxed on the senior debt securities of that series any differently than if we did not make the deposit and just repaid the senior debt securities of that series ourselves. (Under current U.S. federal income tax law, the deposit and our legal release from the obligations pursuant to the senior debt securities would be treated as though we took back your senior debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to us.)

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above and that the holders of the senior debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the senior debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the senior debt securities of a series that may be described in the applicable prospectus supplements. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government, U.S. government agency or U.S. government-sponsored entity notes or bonds set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of the senior debt securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the amounts owned.

•	Deliver to the trustee a legal opinion of our counsel confirming that the holders of the senior debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indenture and the senior debt securities would no longer apply:

•	Covenants applicable to the series of senior debt securities and described in the applicable prospectus supplements.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the senior debt securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the indenture, for debt securities of a series issued on or after September 23, 2018, “event of default” means any of the following:

•	We default in the payment of the principal of, or interest on, any security of that series and, in each case, the default continues for a period of longer than 30 business days; or

•	We become insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), we go into liquidation either voluntarily or under an order of a court of competent jurisdiction, or we otherwise acknowledge our insolvency; or

•	Any other event of default described in an applicable supplement(s) occurs.

An event of default regarding one series of debt securities will not cause an event of default regarding any other series of debt securities. For purposes of this section “— Events of Default” with respect to debt securities issued on or after September 23, 2018, “series” refers to debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

Notwithstanding the foregoing, if you purchase debt securities issued before September 23, 2018, or debt securities that are part of a series created before the date of this prospectus, “event of default” means any of the following:

•	We do not pay the principal of or any premium on a senior debt security of that series within five days of its due date.

•	We do not pay interest on a senior debt security of that series for more than 30 days after its due date.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable prospectus supplement occurs.

A bail-in conversion will not constitute a default or an event of default under the indenture.

Remedies If an Event of Default Occurs. If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected senior debt security) and interest on all of the senior debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration”. The declaration of acceleration is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the trustee must take the aforementioned action or the holders must direct the trustee to act as described in this section below. Furthermore, a declaration of acceleration may be cancelled in certain circumstances, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the senior debt securities of the affected series. If any provisions of applicable U.S. or Canadian banking law prohibit the payment of any amounts due under the senior debt securities before a specified time, then the obligation to make such payment shall be subject to such prohibition.

Holders or beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the rights described in this section if the Governor in Council (Canada) has not made an order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of CIBC. Notwithstanding the exercise of those rights, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

You should read carefully the applicable prospectus supplements relating to any series of senior debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability called an indemnity satisfactory to the trustee. If such an indemnity is provided, the holders of a majority in principal amount of the outstanding senior debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the senior debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:

•	the holder of the senior debt security must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of all outstanding senior debt securities of the relevant series must make a written request that the trustee take action because of such event of default;

•	such holder or holders must offer indemnity satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•	the trustee has not received any direction from a majority in principal amount of all outstanding senior debt securities of the relevant series that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the senior debt securities issued under it, or else specifying any default.

Form, Exchange and Transfer

Unless we specify otherwise in an applicable prospectus supplement, the senior debt securities will be issued:

•	only in fully-registered form;

•	without interest coupons; and

•	in denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

If a senior debt security is issued as a registered global senior debt security, only the depositary will be entitled to transfer and exchange the senior debt security as described in this subsection because the depositary will be the sole registered holder of the senior debt security and is referred to below as the “holder.” Those who own beneficial interests in a global senior debt security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “—Legal Ownership and Book-Entry Issuance.”

Holders of senior debt securities issued in fully-registered form may have their senior debt securities broken into more senior debt securities of smaller denominations of not less than US$1,000, or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of senior debt securities at the office of the trustee. Senior debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated senior debt securities at that office. The trustee acts as our agent for registering senior debt securities in the names of holders and registering the transfer of senior debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The trustee may require an indemnity before replacing any senior debt securities.

Holders will not be required to pay a service charge to register the transfer or exchange of senior debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable prospectus supplements. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the senior debt securities are redeemable and we redeem less than all of the senior debt securities of a particular series, we may block the registration of transfer or exchange of senior debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of senior debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.

The Trustee

The trustee makes no representation or warranty, whether express or implied, with respect to CIBC or the senior debt securities and other matters described in this prospectus. The trustee has not prepared or reviewed any of the information included in this prospectus, except the trustee has consented to the use of its name. Such approval does not constitute a representation or approval by the trustee of the accuracy or sufficiency of any information contained in this prospectus.

Canadian Bank Resolution Powers

General

Under Canadian bank resolution powers, the CDIC may, in circumstances where CIBC has ceased, or is about to cease, to be viable or in certain other circumstances, assume temporary control or ownership of CIBC and may be granted broad powers by one or more orders of the Governor in Council (Canada), each of which we refer to as an “Order,” including the power to sell or dispose of all or a part of the assets of CIBC, and the power to carry out or cause CIBC to carry out a transaction or a series of transactions the purpose of which is to restructure the business of CIBC. As part of the Canadian bank resolution powers, certain provisions of and regulations under the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as “domestic systemically important banks,” or “D-SIBs,” which include CIBC.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline and reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering the CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that CIBC has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, or in certain other circumstances specified in the CDIC Act, the Superintendent, after providing CIBC with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an Order and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•	vesting in CDIC, the shares and subordinated debt of CIBC specified in the Order, which we refer to as a “vesting order”;

•	appointing CDIC as receiver in respect of CIBC, which we refer to as a “receivership order”;

•	if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly owned by CDIC and specifying the date and time as of which CIBC’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

•	if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing CIBC to convert, in whole or in part – by means of a transaction or series of transactions and in one or more steps – the shares and liabilities of CIBC that are subject to the bail-in regime into common shares of CIBC or any of its affiliates, which we refer to as a “conversion order”.

Following a vesting order or receivership order, CDIC will assume temporary control or ownership of CIBC and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of CIBC, and the power to carry out or cause CIBC to carry out a transaction or a series of transactions the purpose of which is to restructure the business of CIBC.

Under a bridge bank order, CDIC has the power to transfer CIBC’s insured deposit liabilities and certain assets and other liabilities of CIBC to a bridge institution. Upon the exercise of that power, any assets and liabilities of CIBC that are not transferred to the bridge institution would remain with CIBC, which would then be wound up. In such a scenario, any liabilities of CIBC, including any outstanding debt securities (whether or not such debt securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of CIBC.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into common shares of CIBC or any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number is subject to a bail-in conversion. Shares, other than common shares, and subordinated debt of CIBC are also subject to a bail-in conversion, unless they are non-viability contingent capital.

Shares and liabilities which would otherwise be bail-inable but were issued before September 23, 2018 are not subject to a bail-in conversion unless, in the case of any such liability, including any debt securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a bail-in conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a bail-in conversion. To the extent that any debt securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a bail-in conversion and thus the holders and beneficial owners of bail-inable debt securities will have to absorb losses ahead of these other creditors as a result of the bail-in conversion. The terms and conditions of the bail-in conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of CIBC that are subject to a bail-in conversion, into common shares of CIBC or any of its affiliates nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of CIBC or any of its affiliates. CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•	in carrying out a bail-in conversion, CDIC must take into consideration the requirement in the Bank Act for banks to maintain adequate capital;

•	CDIC must use its best efforts to ensure that shares and liabilities subject to a bail-in conversion are only converted after all subordinate ranking shares and liabilities that are subject to a bail-in conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted at the same time;

•	CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a bail-in conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a bail-in conversion, is converted on a pro rata basis for all shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period;

•	holders of shares and liabilities that are subject to a bail-in conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a bail-in conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;

•	holders of shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and

•	holders of shares or liabilities subject to a bail-in conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non-viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value the holders of bail-inable debt securities would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of CIBC, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to CIBC, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up CIBC has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a bail-in conversion; (b) common shares that are the result of a bail-in conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, CIBC, the liquidator of CIBC, if CIBC is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council (Canada) for the purposes of facilitating the acquisition, management or disposal of real property or other assets of CIBC that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a bail-in conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case, such offer or notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

By its acquisition of an interest in any bail-inable debt securities, each holder or beneficial owner of that debt security is deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of its bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, notes are assigned to an entity which is then wound-up.

TLAC Guideline

In connection with the bail-in regime, the OSFI guideline (the “TLAC Guideline”) on Total Loss Absorbing Capacity (“TLAC”) applies to and establishes standards for D-SIBs, including CIBC. Under the TLAC Guideline, beginning November 1, 2021, CIBC is required to maintain a minimum capacity to absorb losses composed of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of CIBC.

In order to comply with the TLAC Guideline, our indenture provides for terms and conditions for the bail-inable debt securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of CIBC under the TLAC Guideline. Those criteria include the following:

•	CIBC cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable debt securities;

•	the bail-inable debt security is not subject to set-off or netting rights;

•	the bail-inable debt security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that: (i) acceleration is only permitted where an Order has not been made in respect of CIBC; and (ii) notwithstanding any acceleration, the instrument continues to be subject to a bail-in conversion prior to its repayment;

•	the bail-inable debt security may be redeemed or purchased for cancellation only at the initiative of CIBC and, where the redemption or purchase would lead to a breach of CIBC’s TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;

•	the bail-inable debt security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on CIBC’s credit standing; and

•	where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the senior debt security on the interest due date. That particular day, which will be the business day immediately preceding the interest due date unless otherwise stated in the applicable pricing supplement, is called the regular record date. Holders buying and selling senior debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the senior debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the senior debt securities at the office of the paying agent or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust offices. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of senior debt securities.

Conversion or Exchange of Senior Debt Securities

If and to the extent mentioned in the applicable prospectus supplement, any series of senior debt securities may be optionally or mandatorily convertible or exchangeable for stock or other securities of CIBC or another entity or entities, into the cash value therefor or into any combination of the above. The specific terms on which any senior debt securities series may be so converted or exchanged (as well as any material U.S. and Canadian federal income tax considerations) will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the senior debt securities holders would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Notices

We and the trustee will send notices regarding the senior debt securities only to registered holders, using the address as listed in the trustee’s records. With respect to who is a registered “holder” for this purpose, see “—Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent.

Governing Law

The indenture and the senior debt securities will be governed by New York law, except that, pursuant to the indenture, the ranking of the senior debt securities and the provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Legal Ownership and Book-Entry Issuance

In this section, we describe special considerations that will apply to registered senior debt securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered senior debt securities. Then we describe special provisions that apply to global senior debt securities.

Who Is the Legal Owner of a Registered Security?

Each senior debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global senior debt securities representing senior debt securities. We refer to those who have senior debt securities registered in their own names, on the books that we or the trustee maintains for this purpose, as the “registered holders” of those senior debt securities. Subject to limited exceptions, we and the trustee are entitled to treat the registered holder of a senior debt security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the senior debt security and to exercise all the rights and power as an owner of the senior debt security. We refer to those who own beneficial interests in senior debt securities that are not registered in their own names as “indirect owners” of those senior debt securities. As we discuss below, indirect owners are not registered holders, and investors in senior debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners. Unless otherwise noted in an applicable prospectus supplement, we will issue each senior debt security in book-entry form only. This means senior debt securities will be represented by one or more global senior debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the senior debt securities on behalf of themselves or their customers.

Under the indenture, subject to limited exceptions and applicable law, only the person in whose name a senior debt security is registered is recognized as the holder of that senior debt security. Consequently, for senior debt securities issued in global form, we will recognize only the depositary as the holder of the senior debt securities and we will make all payments on the senior debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the senior debt securities.

As a result, investors will not own senior debt securities directly. Instead, they will own beneficial interests in a global senior debt security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the senior debt securities are issued in global form, investors will be indirect owners, and not registered holders, of the senior debt securities.

Street Name Owners. We may issue senior debt securities initially in non-global form or we may terminate an existing global senior debt security, as described below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” In these cases, investors may choose to hold their senior debt securities in their own names or in street name. Senior debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those senior debt securities through an account he or she maintains at that institution.

For senior debt securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the senior debt securities are registered as the holders of those senior debt securities, and we will make all payments on those senior debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold senior debt securities in street name will be indirect owners, not registered holders, of those senior debt securities.

Registered Holders. Subject to limited exceptions, our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the senior debt securities. We do not have obligations to investors who hold beneficial interests in global senior debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a senior debt security or has no choice because we are issuing the senior debt securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of senior debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant senior debt securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the senior debt securities being offered by this prospectus and the applicable prospectus supplements, whether they are the registered holders or only indirect owners of those senior debt securities. When we refer to “your senior debt securities” in this prospectus, we mean the senior debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners. If you hold senior debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the senior debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the senior debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

Unless otherwise noted in the applicable prospectus supplement, we will issue each senior debt security in book-entry form only. Each senior debt security issued in book-entry form will be represented by a global senior debt security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any senior debt security for this purpose is called the “depositary” for that senior debt security. A senior debt security will usually have only one depositary but it may have more. Each series of senior debt securities will have one or more of the following as the depositaries:

•	DTC;

•	Euroclear Bank SA/NV (“Euroclear”);

•	Clearstream Banking, S.A. (“Clearstream”); or

•	any other clearing system or financial institution named in the applicable prospectus supplements.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global senior debt security, investors may hold beneficial interests in that senior debt security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your senior debt securities will be named in the applicable prospectus supplements; if none is named, the depositary will be DTC.

A global senior debt security may represent one or any other number of individual senior debt securities. Generally, all senior debt securities represented by the same global senior debt security will have the same terms. We may, however, issue a global senior debt security that represents multiple senior debt securities of the same kind, such as senior debt securities that have different terms and are issued at different times. We call this kind of global senior debt security a master global senior debt security. The applicable prospectus supplements will not indicate whether your senior debt securities are represented by a master global senior debt security.

A global senior debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all senior debt securities represented by a global senior debt security, and investors will be permitted to own only indirect interests in a global senior debt security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose senior debt security is represented by a global senior debt security will not be a holder of the senior debt security, but only an indirect owner of an interest in the global senior debt security.

If an applicable prospectus supplement for a particular senior debt security indicates that the senior debt security will be issued in global form only, then the senior debt security will be represented by a global senior debt security at all times unless and until the global senior debt security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the senior debt securities through another book-entry clearing system or decide that the senior debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities. As an indirect owner, an investor’s rights relating to a global senior debt security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of senior debt securities and instead deal only with the depositary that holds the global senior debt security.

If senior debt securities are issued only in the form of a global senior debt security, an investor should be aware of the following:

•	an investor cannot cause the senior debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the senior debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the senior debt securities and protection of his or her legal rights relating to the senior debt securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the senior debt securities to some insurance companies and other institutions that are required by law to own their senior debt securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global senior debt security in circumstances in which certificates representing the senior debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global senior debt security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global senior debt security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may require that those who purchase and sell interests in a global senior debt security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global senior debt securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the senior debt securities, and those policies may change from time to time. For example, if you hold an interest in a global senior debt security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that senior debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We and the trustee do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated. If we issue any series of senior debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global senior debt securities, any beneficial owner entitled to obtain non-global senior debt securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the senior debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global senior debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the senior debt securities it represented. After that exchange, the choice of whether to hold the senior debt securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global senior debt security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”.

The special situations for termination of a global senior debt security are as follows:

•	the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global senior debt security and we do not appoint another institution to act as depositary within 60 days;

•	we notify the trustee that we wish to terminate that global senior debt security; or

•	an event of default has occurred with regard to these senior debt securities and has not been cured or waived.

If a global senior debt security is terminated, only the depositary, and neither we nor the trustee for any senior debt securities, is responsible for deciding the names of the institutions in whose names the senior debt securities represented by the global senior debt security will be registered and, therefore, who will be the registered holders of those senior debt securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of senior debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the senior debt securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which they entered into the transaction. Transfers of ownership interests in the senior debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them, respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the senior debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the senior debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such senior debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the senior debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s usual practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detailed information from the issuer or agent on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the agent or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to the issuer or agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

CIBC may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global senior debt security. In addition, if DTC is the depositary for a global senior debt security, Euroclear and Clearstream may hold interests in the global senior debt security as participants in DTC.

As long as any global senior debt security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global senior debt security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global senior debt security and there is no depositary in the United States, you will not be able to hold interests in that global senior debt security through any securities clearance system in the United States.

The information in this section concerning Euroclear and Clearstream and each of their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Payments, deliveries, transfers, exchanges, notices and other matters relating to the senior debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time. We have no control over those clearing systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any senior debt securities held through those clearing systems only on days when those clearing systems are open for business. Those clearing systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the senior debt securities through those clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

MATERIAL INCOME TAX CONSEQUENCES

Canadian Taxation

In the opinion of Blake, Cassels & Graydon LLP, our Canadian federal income tax counsel, the following is a summary of the material Canadian federal income tax consequences under the Income Tax Act (Canada) and the regulations thereto (collectively, the “Canadian Tax Act”) generally applicable as of the date hereof to the acquisition, holding and disposition of a senior debt security and any common shares of CIBC or any affiliate of CIBC that is resident in Canada (for purposes of the Canadian Tax Act) acquired on a bail-in conversion (“Common Shares”) by a purchaser who purchases the senior debt security as beneficial owner at the time of its issuance pursuant to this prospectus and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC, and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the senior debt security; (c) acquires and holds the senior debt security and any Common Shares as capital property; (d) does not use or hold and is not deemed to use or hold the senior debt security or any Common Shares in, or in the course of, carrying on a business in Canada; (e) is entitled to receive all payments (including any interest and principal) made on the senior debt security; and (f) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act (a “Non-Resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of CIBC’s shares determined on a votes or fair market value basis. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary is based upon the current provisions of the Canadian Tax Act and an understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency (“CRA”) prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposals”) and assumes that all Proposals will be enacted in the form currently proposed. However, no assurance can be given that the Proposals will be enacted as proposed or at all. This summary does not otherwise take into account any changes in law or in administrative policies or assessing practices of the CRA, whether by legislative, administrative or judicial action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which may differ from those discussed herein.

For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange acceptable to the Minister of National Revenue (Canada).

This summary is of a general nature only and is not intended to be legal or tax advice to any particular Non-Resident Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Non-Resident Holders should consult their own tax advisors with respect to their particular circumstances.

Canadian federal income tax consequences applicable to senior debt securities may be described particularly when such senior debt securities are offered in the applicable prospectus supplement or pricing supplement related thereto and, in that event, the comments following will be superseded in such prospectus supplement or pricing supplement to the extent indicated therein.

Debt Securities

Interest paid or credited or deemed to be paid or credited on a senior debt security to a Non-Resident Holder (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the senior debt security in certain cases involving an assignment or other transfer of a senior debt security to a resident or deemed resident of Canada) will not be subject to Canadian non-resident withholding tax unless (other than in the case of a “prescribed obligation” as described below) such interest is “participating debt interest” for the purposes of the Canadian Tax Act. Interest paid or credited or deemed to be paid or credited on a senior debt security to a Non-Resident Holder will generally not be participating debt interest for the purposes of the Canadian Tax Act provided that no portion of such interest is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares. In particular, if any portion of interest paid or credited or deemed to be paid or credited on a senior debt security is to be calculated by reference to an index, exchange traded fund, reference basket of securities or other calculation mechanism that could be considered to be a proxy for or have a linkage with CIBC’s profitability or dividends paid by CIBC or another Canadian corporation, interest on such senior debt security may be subject to Canadian non-resident withholding tax. A prescribed obligation is an “indexed debt obligation” (as described below) in respect of which no amount payable is (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An indexed debt obligation is a debt obligation the terms of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money.

In the event that a senior debt security is redeemed, cancelled, repurchased or purchased, as the case may be, by CIBC or any other resident or deemed resident of Canada (a “Canadian Transferee”) from a Non-Resident Holder, or is otherwise assigned or transferred by a Non-Resident Holder, to a Canadian Transferee for an amount which exceeds, generally, the issue price thereof, all or a portion of such excess may be deemed to be interest and may be subject to Canadian non-resident withholding tax if: (i) all or a portion of such interest is participating debt interest and (ii) in certain circumstances, the senior debt security is not considered to be an “excluded obligation” for the purposes of the Canadian Tax Act. A senior debt security which is not an indexed debt obligation, that was issued for an amount not less than 97% of the principal amount (as defined for the purposes of the Canadian Tax Act) of the senior debt security, and the yield from which, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the senior debt security was issued does not exceed 4/3 of the interest stipulated to be payable on the senior debt security, expressed in terms of an annual rate on the outstanding principal amount from time to time, will be an excluded obligation for this purpose.

In the event that a senior debt security held by a Non-Resident Holder is converted to Common Shares on a bail-in conversion, the amount (the "Excess Amount"), if any, by which the fair market value of the common shares received on the conversion exceeds the sum of: (i) the price for which the senior debt security was issued, and (ii) any amount that is paid in respect of accrued and unpaid interest at the time of the conversion (the "Conversion Interest"), may be deemed to be interest paid to the Non-Resident Holder. There is a risk that the Excess Amount (if any) and the Conversion Interest could be characterized as “participating debt interest” and, therefore, subject to Canadian non-resident withholding tax unless certain exceptions apply.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Generally, there are no other Canadian federal income taxes that would be payable by a Non-Resident Holder as a result of holding or disposing of a senior debt security (including for greater certainty, any gain realized by a Non-Resident Holder on a disposition of a senior debt security).

Common Shares Acquired on a Bail-in Conversion

Dividends. Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on Common Shares will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Dispositions. A Non-Resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any Common Shares unless the Common Shares constitute “taxable Canadian property” to the Non-Resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-Resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty.

Generally, the Common Shares will not constitute taxable Canadian property to a Non-Resident Holder provided that they are listed on a designated stock exchange (which currently includes the Toronto Stock Exchange and New York Stock Exchange) at the time of the disposition, unless, at any particular time during the 60 month period that ends at that time, the following conditions are met concurrently: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length, or (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the applicable issuer’s share capital and (ii) more than 50% of the fair market value of the common shares of such issuer was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) Canadian resource properties (as defined in the Canadian Tax Act), (c) timber resource properties (as defined in the Canadian Tax Act), and (d) an option, an interest or right in any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a Common Share may be deemed to be “taxable Canadian property” in certain other circumstances. Non-Resident Holders whose Common Shares may constitute taxable Canadian property should consult their own tax advisers with respect to their particular circumstances.

United States Taxation

The following is a summary of the material U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of the senior debt securities by a U.S. Holder or a Non-U.S. Holder (each as defined below) thereof. This section is the opinion of Mayer Brown LLP, our U.S. federal income tax counsel. This description only applies to senior debt securities held as capital assets within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and issued by us . The ownership of senior debt securities that pay interest from sources within the United States may give rise to material U.S. federal income tax consequences to Non-U.S. Holders. If a particular offering of senior debt securities is expected to pay interest from sources within the United States, the applicable supplement will specify that fact and may discuss the material U.S. federal income tax consequences to Non-U.S. Holders of owning such debt securities.

This summary does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	persons that will own senior debt securities through partnerships or other pass-through entities;

•	dealers or traders in securities or currencies;

•	certain former citizens or long-term residents of the United States;

•	holders subject to special tax accounting rules under Section 451(b) of the Code;

•	holders that will hold a senior debt security as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

•	holders that will hold or sell senior debt securities as part of a wash sale for U.S. federal income tax purposes; or

•	holders that have a functional currency other than the U.S. dollar.

This summary does not address the U.S. federal estate and gift tax, alternative minimum tax, or Medicare tax consequences of the acquisition, ownership or disposition of the senior debt securities. This summary only addresses the U.S. federal income tax treatment of holders that acquire the senior debt securities as part of the initial distribution at their issue price (as defined below).

Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the senior debt securities and any consequences arising on account of the purchaser’s particular circumstances.

This summary is based on the Code, existing and proposed U.S. Treasury Regulations, administrative pronouncements and judicial decisions, as well as on the income tax treaty between the United States of America and Canada, each as available and as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of senior debt securities who for U.S. federal income tax purposes is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of a security that is not a partnership or other entity treated as a partnership and is not a U.S. Holder.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the senior debt securities, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the senior debt securities.

Characterization of Senior Debt Securities

Subject to the discussion below regarding bail-inable debt securities, we generally intend to treat senior debt securities issued under this prospectus as debt for U.S. federal income tax purposes, unless otherwise indicated in the applicable supplement. The tax treatment of senior debt securities to which a treatment other than as debt may apply may be discussed in the applicable supplement. The following disclosure applies only to senior debt securities that are treated as debt for U.S. federal income tax purposes.

There is no authority that specifically addresses the U.S. federal income tax treatment of an instrument such as bail-inable debt securities. While we intend to treat bail-inable debt securities as debt for U.S. federal income tax purposes, the IRS could assert an alternative tax treatment of the bail-inable debt securities for U.S. federal income tax purposes, for example, that the bail-inable debt securities should be considered as equity for U.S. federal income tax purposes. There can be no assurance that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a U.S. Holder of bail-inable debt securities. However, treatment of bail-inable debt securities as equity for U.S. federal income tax purposes should not result in inclusions of income with respect to bail-inable debt securities that are materially different than the U.S. federal income tax consequences if the bail-inable debt securities are treated as debt for U.S. federal income tax purposes. In particular, if bail-inable debt securities are treated as equity for U.S. federal income tax purposes, it is unclear whether interest payments on the bail-inable debt securities that are treated as dividends for U.S. federal income tax purposes would be eligible to be treated as “qualified dividend income” for U.S. federal income tax purposes (which are generally taxed at preferential rates). Accordingly, it is likely that amounts treated as dividends for U.S. federal income tax purposes would be taxed at ordinary income tax rates. You should consult your own tax advisers regarding the appropriate characterization of, and U.S. federal income tax and other tax consequences of investing in, senior debt securities.

Tax Consequences to U.S. Holders

Payments of Stated Interest

Interest paid to a U.S. Holder on a senior debt security will be includible in the U.S. Holder’s gross income as ordinary income at the time they are paid or accrued, depending on the U.S. Holder's method of accounting for U.S. federal income tax purposes. In addition, unless otherwise indicated in the applicable supplement, the senior debt securities will, for U.S. federal income tax purposes, be accounted for by CIBC as not being issued by its U.S. trade or business. Assuming this treatment is respected, interest on the senior debt securities will generally be income from sources outside the United States for U.S. federal income tax purposes. Subject to certain conditions and limitations, non-U.S. taxes, if any, withheld on interest payments may be treated as non-U.S. taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on non-U.S. taxes eligible for the U.S.

foreign tax credit is calculated separately with respect to specific “baskets” of income. Interest on the senior debt securities generally will constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income,” or "foreign branch income." As an alternative to the tax credit, a U.S. Holder may elect to deduct such taxes (the election would then apply to all non-U.S. income taxes such U.S. Holder paid in that taxable year). The rules governing the U.S. foreign tax credit are complex. U.S. Holders are urged to consult their tax advisor regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Original Issue Discount

The following is a summary of the principal U.S. federal income tax consequences of the ownership of senior debt securities issued with original issue discount (“OID”). The following summary does not discuss senior debt securities that are characterized as contingent payment debt instruments for U.S. federal income tax purposes (which are discussed below under “—Contingent Payment Debt Instruments”).

A senior debt security, other than a senior debt security with a term of one year or less (a “Short-Term Security”), will be treated as issued with OID (a “Discount Security”) if the excess of the senior debt security’s “stated redemption price at maturity” over its issue price is equal to or greater than a de minimis amount (0.25% of the senior debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Security if the excess of the senior debt security’s stated redemption price at maturity over its issue price is equal to or greater than 0.25% of the senior debt security’s stated redemption price at maturity multiplied by the weighted average maturity of the senior debt security. A senior debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a senior debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the senior debt security’s stated redemption price at maturity. Generally, the issue price of a senior debt security will be the first price at which a substantial amount of senior debt securities included in the issue of which the senior debt security is a part is sold to the public. The stated redemption price at maturity of a senior debt security is the total of all payments provided by the senior debt security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a senior debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under “Variable Rate Securities”), applied to the outstanding principal amount of the senior debt security. Solely for the purposes of determining whether a senior debt security has OID, we will be deemed to exercise any call option that has the effect of decreasing the yield on the senior debt security, and the U.S. Holder will be deemed to exercise any put option that has the effect of increasing the yield on the senior debt security.

U.S. Holders of Discount Securities must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Securities. The amount of OID includible in income by a U.S. Holder of a Discount Security is the sum of the daily portions of OID with respect to the Discount Security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a senior debt security may be of any length selected by the U.S. Holder and may vary in length over the term of the senior debt security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the senior debt security occurs on either the final or first day of an accrual period. Under the constant yield method, the amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Security’s adjusted issue price at the beginning of the accrual period and the Discount Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the senior debt security allocable to the accrual period. The “adjusted issue price” of a Discount Security at the beginning of any accrual period is the issue price of the senior debt security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the senior debt security that were not qualified stated interest payments.

Variable Interest Rate Securities

Senior debt securities that provide for interest at variable or floating rates (“Variable Interest Rate Securities”) generally will bear interest at a “qualified floating rate” and thus will be treated as “variable rate debt instruments” under U.S. Treasury regulations governing accrual of OID. A Variable Interest Rate Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total non-contingent principal payments due under the Variable Interest Rate Security by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above).

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless the cap or floor is fixed throughout the term of the senior debt security.

An “objective rate” is a rate that is not itself a qualified floating rate, but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Security’s term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the Variable Interest Rate Security which is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with OID unless the Variable Interest Rate Security is issued at a “true” discount (i.e., at a price below the Security’s stated principal amount) in excess of a specified de minimis amount. OID on a Variable Interest Rate Security arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security.

In general, any other Variable Interest Rate Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Security. Such a Variable Interest Rate Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security. In the case of a Variable Interest Rate Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Security as of the Variable Interest Rate Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Security will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Security during the accrual period.

If a Variable Interest Rate Security, such as a senior debt security the payments on which are determined by reference to an index, does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Security may be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Securities that are treated as contingent payment debt obligations are discussed below under “—Contingent Payment Debt Instruments.”

We may in certain circumstances modify a Variable Interest Rate Security to change the relevant base rate to a successor base rate (such change, a “Base Rate Modification”). It is possible that a Base Rate Modification will be treated as a deemed exchange of old senior debt securities for new senior debt securities, which may be taxable to U.S. Holders. Proposed United States Treasury regulations describe circumstances under which a Base Rate Modification (or other related adjustments to the calculation of the interest rate on the senior debt securities) would not be treated as a deemed exchange of old senior debt securities for new senior debt securities. Under the proposed regulations, generally, an alteration of the terms of a debt instrument to replace a rate referencing an interbank offered rate (such as LIBOR or EURIBOR) with a “qualified rate” as defined in the proposed regulations, and associated alterations reasonably necessary to adopt or implement that replacement, would not be treated as a deemed exchange. It cannot be determined at this time whether the final regulations on this issue will contain the same standards as the proposed regulations. U.S. Holders should consult with their own tax advisors regarding the potential consequences of a Base Rate Modification.

Short-Term Securities

In general, an individual or other cash basis U.S. Holder of a Short-Term Security is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Securities on a straight-

line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the Short-Term Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to accrue OID on Short-Term Securities will be required to defer deductions for interest on borrowings allocable to Short-Term Securities in an amount not exceeding the deferred income until the deferred income (including acquisition discount) is realized. For this purpose, acquisition discount is the excess, if any, of the senior debt security’s stated redemption price at maturity over the U.S. Holder’s basis in the senior debt security.

For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Security are included in the Short-Term Security’s stated redemption price at maturity. A U.S. Holder may elect to determine OID on a Short-Term Security as if the Short-Term Security had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Security. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Sale, Exchange, Retirement or Other Disposition of Senior Debt Securities

Upon the sale, exchange, retirement or other disposition of a senior debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other disposition, other than accrued but unpaid interest which will be taxable as interest, and such U.S. Holder’s adjusted tax basis in the senior debt security. A U.S. Holder’s adjusted tax basis in a senior debt security generally will equal the cost of the senior debt security to such U.S. Holder, and any such gain or loss will generally be capital gain or loss. For a non-corporate U.S. Holder, under current law, the maximum marginal U.S. federal income tax rate applicable to the gain will be generally lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if the U.S. Holder’s holding period for the senior debt securities exceeds one year (i.e., such gain is long-term capital gain). Any gain or loss realized on the sale, exchange, retirement or other disposition of a senior debt security generally will be treated as U.S. source gain or loss, as the case may be. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of a senior debt security. The deductibility of capital losses is subject to limitations.

Contingent Payment Debt Instruments

If the terms of senior debt securities that mature more than one year from their date of issuance provide for certain contingencies that affect the timing and amount of payments (including senior debt securities with a variable rate or rates that do not qualify as “variable rate debt instruments” for purposes of the original issue discount rules) they will be “contingent payment debt instruments” for U.S. federal income tax purposes. Under the rules that govern the treatment of contingent payment debt instruments, no payment on such senior debt securities qualifies as qualified stated interest. Rather, a U.S. Holder must account for interest for U.S. federal income tax purposes based on a “comparable yield” and the differences between actual payments on the senior debt security and the senior debt security’s “projected payment schedule” as described below. The comparable yield is determined by us at the time of issuance of the senior debt security. The comparable yield may be greater than or less than the stated interest, if any, with respect to the senior debt securities. Solely for the purpose of determining the amount of interest income that a U.S. Holder will be required to accrue on a contingent payment debt instrument, we will be required to construct a “projected payment schedule” that represents a series of payments the amount and timing of which would produce a yield to maturity on the contingent payment debt instrument equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that the contingent payment debt instrument will pay.

For U.S. federal income tax purposes, a U.S. Holder will be required to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a senior debt security treated as a contingent payment debt instrument, unless the holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS.

A U.S. Holder, regardless of the holder’s method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on a contingent payment debt instrument at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the contingent payment debt instrument (as set forth below).

A U.S. Holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a contingent payment debt instrument for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a contingent payment debt instrument for a taxable year:

•	will first reduce the amount of interest in respect of the contingent payment debt instrument that a holder would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss equal to so much of this excess as does not exceed the excess of:

•	the amount of all previous interest inclusions under the contingent payment debt instrument over

•	the total amount of the U.S. Holder’s net negative adjustments treated as an ordinary loss on the contingent payment debt instrument in prior taxable years.

A net negative adjustment is not subject to the limitations imposed on miscellaneous itemized deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the contingent payment debt instrument or to reduce the amount realized on a sale, exchange or retirement of the contingent payment debt instrument. In addition, special rules apply for purposes of determining the amount and timing of an adjustment where the amount of a contingent payment becomes fixed more than six months before the payment is due.

Upon a sale, exchange or retirement of a contingent payment debt instrument, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted basis in the contingent payment debt instrument. A U.S. Holder’s adjusted basis in a senior debt security that is a contingent payment debt instrument generally will be the acquisition cost of the senior debt security, increased by the interest previously accrued by the U.S. Holder on the senior debt security under these rules, disregarding any net positive and net negative adjustments, and decreased by the amount of any non-contingent payments and the projected amount of any contingent payments previously made on the senior debt security. A U.S. Holder generally will treat any gain as interest income, and any loss as an ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as a capital loss. The deductibility of capital losses is subject to limitations. In addition, if a holder recognizes loss above certain thresholds, the holder may be required to file a disclosure statement with the IRS.

Other Variations

To the extent we issue floating rate senior debt securities, index linked senior debt securities, original issue discount senior debt securities, equity linked senior debt securities, credit linked senior debt securities, commodity linked senior debt securities, non-U.S. currency senior debt securities, dual currency senior debt securities or any other senior debt securities where the above summary is not applicable or does not contain a summary of all of the material U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of any such senior debt securities by a U.S. Holder, the applicable prospectus supplement, product supplement or pricing supplement will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of senior debt security as appropriate.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation, to certain non-corporate holders of senior debt securities that are U.S. persons. Information reporting generally will apply to payments of principal of, and interest on, senior debt securities, and to proceeds from the sale or redemption of, senior debt securities within the United States, or by a U.S. payor or U.S. middleman, to a holder of senior debt securities that is a U.S. person (other than an exempt recipient, including a corporation, and certain other persons). The payor will be required to backup withhold on payments made within the United States, or by a U.S. payor or U.S. middleman, on a senior debt security to a holder of a senior debt security that is a U.S. person, other than an exempt recipient, such as a corporation, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Additionally, U.S. Holders that are individuals (and, to the extent provided in future regulations, certain entities) may be required to disclose information about their senior debt securities on Form 8938—Statement of Specified Foreign Financial Assets—if the aggregate value of their senior debt securities and their “specified financial assets” exceeds $50,000 (or other thresholds depending on the individual’s exact circumstances). Significant penalties can apply if a U.S. Holder fails to disclose its specified foreign financial assets. U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Tax Consequences to Non-U.S. Holders

As discussed above, unless otherwise indicated in the applicable supplement, the senior debt securities will, for U.S. federal income tax purposes, be accounted for by CIBC as not being issued by its U.S. trade or business. Assuming this treatment is respected, except as discussed below or in an applicable supplement, if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the senior debt securities, provided that the payment is not effectively connected with your conduct of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of the senior debt securities or their settlement at maturity may be subject to U.S. federal income tax if you are a nonresident alien individual and are present in the U.S. for 183 days or more during the taxable year of the settlement at maturity, sale or exchange and certain other conditions are satisfied.

If you are engaged in the conduct of a trade or business within the U.S. and if gain realized on the settlement at maturity, sale or exchange of the senior debt securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), you generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if you were a U.S. Holder as described under the heading “Tax Consequences to U.S. Holders,” above. In addition, Non-U.S. Holders that are foreign corporations, may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of their earnings and profits that are withdrawn from the U.S. for the taxable year that are effectively connected with their conduct of a trade or business in the U.S., subject to certain adjustments.

Notwithstanding the above, if we determine that there is a material risk that we will be required to withhold on any payments on the senior debt securities, we may withhold on any such payment to a Non-U.S. Holder at a 30% rate, unless such Non-U.S. Holder has provided to us (i) a valid IRS Form W-8ECI or (ii) a valid IRS Form W-8BEN or IRS Form W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding. If we elect to withhold and such Non-U.S. Holder has provided us with a valid IRS Form W-8BEN or IRS Form W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding, we may nevertheless withhold up to 30% on any payments if there is any possible characterization of the payments that would not be exempt from withholding under the treaty.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. We do not expect to issue senior debt securities that are delta-one instruments. In that case, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under senior debt securities issued before January 1, 2023. However, it is possible that senior debt securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting a reference asset or the senior debt securities, and following such occurrence the senior debt securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of a reference asset or the senior debt securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the senior debt securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Backup Withholding and Information Reporting for Non-U.S. Holders

Payments of principal, OID and interest on senior debt securities made to a Non-U.S. Holder to or through the U.S. office of a broker, or through a broker that is considered a U.S. payor or U.S. middleman (within the meaning of applicable U.S. Treasury Regulations) will be subject to backup withholding, unless the Non-U.S. Holder provides the payer with an IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Non-U.S. Holder’s status (or other appropriate type of IRS Form W-8) and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (commonly known as “FATCA”) imposes a reporting regime and a 30% withholding tax with respect to certain payments to any non-U.S. financial institution (a “foreign financial institution,” or “FFI” (as defined by FATCA)) that does not become a “Participating FFI” by entering into an agreement with the IRS to, among other things, provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA.

This withholding regime will apply to “foreign passthru payments” (a term not yet defined) no earlier than the date that is two years after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are published in the Federal Register. In the case of “foreign passthru payments,” this withholding would potentially apply to payments in respect of any senior debt securities that are not “grandfathered obligations.” A grandfathered obligation includes any obligation that is executed on or before the date that is six months after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are filed with the Federal Register, and such obligation is not materially modified after such date. If any senior debt securities are treated as grandfathered obligations, and additional senior debt securities of the same series issued later in time are not treated as grandfathered obligations, there may be negative consequences for the existing earlier issued senior debt securities, including a negative impact on market price.

If an amount in respect of FATCA withholding were to be deducted or withheld from interest, principal or other payments made in respect of the senior debt securities, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding. As a result, investors may receive less interest or principal than expected.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell any series of senior debt securities at any time after effectiveness of the registration statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The applicable prospectus supplement will include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the prospectus supplement for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Each series of offered securities will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Selling Restrictions Outside the United States

Except as described in an applicable prospectus supplement, we have taken no action that would permit a public offering of the securities or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each underwriter, dealer and agent will be required to comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and we shall have no responsibility in relation to this.

European Economic Area

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)	a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

United Kingdom

The securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision:

(a)	the expression "retail investor" means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(ii)	a customer within the meaning of the provisions of the UK Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA; and

(b)	the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe for the securities.

In addition, this prospectus, any prospectus supplement or any other offering material may only be communicated or caused to be communicated in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to CIBC. All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to any securities in, from or otherwise involving the UK.

With regard to each security, the relevant purchaser will be required to comply with those restrictions that we and the relevant purchaser shall agree and as shall be set out in an applicable supplement(s).

Market-Making Resales By Affiliates

This prospectus may be used by CIBC World Markets Corp. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, CIBC World Markets Corp. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, CIBC World Markets Corp. may act as principal or agent, including as agent for the counterparty in a transaction in which CIBC World Markets Corp. acts as principal, or as agent for both counterparties in a transaction in which CIBC World Markets Corp. does not act as principal. CIBC World Markets Corp. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that CIBC World Markets Corp. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Conflicts of Interest

Some of the underwriters, dealers and agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters, dealers and agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters, dealers and agents or their affiliates have a lending relationship with us, certain of those underwriters, dealers and agents or their affiliates routinely hedge, and certain other of those underwriters, dealers and agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Such hedging activities could adversely affect future trading prices of the notes offered hereby. The underwriters, dealers and agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our affiliate, CIBC World Markets Corp., may participate in the distribution of the securities as an underwriter, dealer or agent. Any offering of securities in which CIBC World Markets Corp. participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121, a rule of the Financial Industry Regulatory Authority, Inc. (“FINRA”). CIBC World Markets Corp. will not participate in the distribution of an offering of securities that does not have a bona fide public market within the meaning of FINRA Rule 5121 and is not investment grade rated within the meaning of FINRA Rule 5121 or securities in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of FINRA Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of FINRA Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither CIBC World Markets Corp. nor any other FINRA member participating in an offering of these securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

CERTAIN CONSIDERATIONS FOR U.S. PLAN INVESTORS

Subject to the following discussion, the senior debt securities may be acquired by an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, or an entity deemed to hold plan assets of the foregoing (each, a “benefit plan investor”), as well as by governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) (collectively, with benefit plan investors, referred to as “plans”). Section 406 of ERISA and Section 4975 of the Code prohibit benefit plan investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such benefit plan investor. In addition, Title I of ERISA requires fiduciaries of a benefit plan investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Plans that are governmental plans are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under applicable federal, state, local or other law (“Similar Law”).

In considering an investment in the senior debt securities of a portion of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or Similar Law relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and Similar Law.

The acquisition and/or holding of the senior debt securities by or on behalf of a benefit plan investor could be considered to give rise to a prohibited transaction if we are or become, or another party involved with this offering is or becomes, a party in interest or a disqualified person with respect to such benefit plan investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the senior debt securities by a benefit plan investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such senior debt securities and the relationship of the party in interest or disqualified person to the benefit plan investor. Included among these exemptions are:

•	Prohibited Transaction Class Exemption (“PTCE”) 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for certain transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for certain transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest or disqualified person solely by reason of providing services to a benefit plan investor or being an affiliate of such a service provider. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the senior debt securities, and prospective acquirers that are benefit plan investors should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring a senior debt security (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a plan, its fiduciary) is deemed to represent, warrant and covenant that either (i) it is not acquiring the senior debt securities (or interest therein) with the assets of a plan; or (ii) the acquisition and holding of the senior debt securities (or interest therein) will not, in the case of a benefit plan investor, give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchaser or transferee relied on an available prohibited transaction exemption, all of the conditions of which are satisfied, and in the case of a plan subject to Similar Law, result in a violation of Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the senior debt securities on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Law to such investment and whether an exemption would be applicable to the purchase and holding of the senior debt securities.

Each purchaser and holder of the senior debt securities has exclusive responsibility for ensuring that its purchase and holding of the senior debt securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or Similar Laws. The sale of any senior debt securities to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST CIBC, ITS MANAGEMENT AND OTHERS

CIBC is a Canadian chartered bank. Many of its directors and executive officers, including many of the persons who signed the registration statement on Form F-3, of which this prospectus is a part, and some of the experts named in this document, are resident outside of the United States, and a substantial portion of CIBC’s assets and all or a substantial portion of the assets of such persons are located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for United States investors to enforce, in original actions brought in courts in jurisdictions located outside of the United States, among other things, civil liabilities predicated upon such securities laws.

CIBC has been advised by Blake, Cassels & Graydon LLP, its Canadian counsel, that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the forum in which the United States proceedings occur such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive and for a sum certain; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a Canadian court. CIBC has been advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada. The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Canadian court within any applicable limitation period; (ii) the Canadian court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal, or if there is another subsisting judgment in any jurisdiction relating to the same cause of action as the United States judgment; (iii) the Canadian court will render judgment only in Canadian dollars; and (iv) an action in the Canadian court on the United States judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally. The enforceability of a United States judgment in Canada will be subject to the following defenses: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under the law of the applicable Canadian province would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the enforcement of the United States judgment is contrary to or inconsistent with public policy of the applicable Canadian province or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in such statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

VALIDITY OF SECURITIES

The validity of the debt securities will be passed upon by Mayer Brown LLP, New York, New York, as to matters of New York law, and by Blake, Cassels & Graydon LLP, Toronto, Ontario as to matters of the laws of the Province of Ontario and the federal laws of Canada applicable therein.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus from the 2020 Annual Report and the effectiveness of CIBC’s internal control over financial reporting as of October 31, 2020 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which express an unqualified opinion and which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification

Under the Bank Act and the by-laws of Canadian Imperial Bank of Commerce (the “Bank”), the Bank indemnifies any director or officer of the Bank, any former director or officer of the Bank, and any other person who acts or acted at the Bank’s request as a director or officer of or in a similar capacity for another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with the Bank or other entity; provided (1) the person acted honestly and in good faith with a view to the best interests of, as the case may be, the Bank or the other entity for which they acted at the Bank’s request as a director or officer or in a similar capacity; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that their conduct was lawful.

These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

The Bank has obtained director’s and officer’s liability insurance coverage, which, subject to policy terms and limitations, provides indemnification and reimbursement coverage for directors and officers of the Bank and of its subsidiaries in certain circumstances where the Bank is unable to provide indemnification to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Bank pursuant to the provisions described above, or otherwise, the Bank has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

Exhibit Number		Description of Exhibit
1.1	—	Form of Distribution Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-3 filed by the Registrant on February 27, 2017 (file number 333-216286))

3.1	—	By-laws of the Registrant (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K filed by the Registrant on April 5, 2016)

4.1	—	Indenture, dated as of September 15, 2012, between the Registrant and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K filed by the Registrant on September 26, 2012)

4.2	—	First Supplemental Indenture, dated as of November 6, 2018, between the Registrant and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of September 15, 2012 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K filed by the Registrant on November 6, 2018)

4.3	—	Second Supplemental Indenture, dated as of December 16, 2019, between the Registrant and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of September 15, 2012 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3/A filed by the Registrant on December 16, 2019)

5.1*	—	Opinion of Mayer Brown LLP, U.S. counsel for the Registrant, as to the validity of the debt securities

5.2*	—	Opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Registrant, as to the validity of the debt securities

8.1*	—	Opinion of Mayer Brown LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation

8.2*	—	Opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Registrant, as to certain matters of Canadian federal income taxation

23.1*	—	Consent of Ernst & Young LLP

23.2*	—	Consent of Mayer Brown LLP (included in Exhibits 5.1 and 8.1 above)

23.3*	—	Consent of Blake, Cassels & Graydon LLP (included in Exhibits 5.2 and 8.2 above)

24.1*	—	Powers of Attorney (included in the signature page hereto)

25.1*	—	Statement of Eligibility of Trustee on Form T-1

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of this Registration Statement.

* Filed herewith.

Item 10.	Undertakings

The registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions set forth in Item 8 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Index to Exhibits

Number		Description
1.1	—	Form of Distribution Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-3 filed by the Registrant on February 27, 2017 (file number 333-216286))

3.1	—	By-laws of the Registrant (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K filed by the Registrant on April 5, 2016)

4.1	—	Indenture, dated as of September 15, 2012, between the Registrant and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K filed by the Registrant on September 26, 2012)

4.2	—	First Supplemental Indenture, dated as of November 6, 2018, between the Registrant and Deutsche Bank Trust Company Americas, as trustee, to the Indenture, dated as of September 15, 2012 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K filed by the Registrant on November 6, 2018)

4.3	—	Second Supplemental Indenture, dated as of December 16, 2019, between the Registrant and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of September 15, 2012 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3/A filed by the Registrant on December 16, 2019)

5.1*	—	Opinion of Mayer Brown LLP, U.S. counsel for the Registrant, as to the validity of the debt securities

5.2*	—	Opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Registrant, as to the validity of the debt securities

8.1*	—	Opinion of Mayer Brown LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation

8.2*	—	Opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Registrant, as to certain matters of Canadian federal income taxation

23.1*	—	Consent of Ernst & Young LLP

23.2*	—	Consent of Mayer Brown LLP (included in Exhibits 5.1 and 8.1 above)

23.3*	—	Consent of Blake, Cassels & Graydon LLP (included in Exhibits 5.2 and 8.2 above)

24.1*	—	Powers of Attorney (included in the signature page hereto)

25.1*	—	Statement of Eligibility of Trustee on Form T-1

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits to this Registration Statement.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, Canadian Imperial Bank of Commerce certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on June 15, 2021.

CANADIAN IMPERIAL BANK OF COMMERCE

By	/s/ Victor G. Dodig
Victor G. Dodig
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Victor G. Dodig, Hratch Panossian and Kikelomo Lawal as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2021.

/s/ Victor G. Dodig	President and Chief Executive Officer; Director
Victor G. Dodig	(Principal Executive Officer)

/s/ Hratch Panossian	Senior Executive Vice-President and Chief Financial Officer
Hratch Panossian	(Principal Financial Officer)

/s/ Christopher J. Anderson	Executive Vice-President and Controller (Controller)
Christopher J. Anderson

/s/ Charles J.G. Brindamour	Director
Charles J.G. Brindamour

/s/ Nanci E. Caldwell	Director
Nanci E. Caldwell

/s/ Michelle L. Collins	Director
Michelle L. Collins

/s/ Patrick D. Daniel	Director
Patrick D. Daniel

/s/ Luc Desjardins	Director
Luc Desjardins

/s/ Kevin J. Kelly	Director
Kevin J. Kelly

/s/ Christine E. Larsen	Director
Christine E. Larsen

/s/ Nicholas D. Le Pan	Director
Nicholas D. Le Pan

/s/ Mary Lou Maher	Director
Mary Lou Maher

/s/ Jane L. Peverett	Director
Jane L. Peverett

/s/ Katharine B. Stevenson	Director
Katharine B. Stevenson

/s/ Martine Turcotte	Director
Martine Turcotte

/s/ Barry L. Zubrow	Director
Barry L. Zubrow

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Canadian Imperial Bank of Commerce in the United States, on June 15, 2021.

AUTHORIZED U.S. REPRESENTATIVE

/s/ Achilles M. Perry

Achilles M. Perry